UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 21, 2008


                             COMVERSE TECHNOLOGY, INC.
               (Exact name of registrant as specified in its charter)


           NEW YORK                                           13-3238402
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)


                       810 SEVENTH AVENUE
                       NEW YORK, NEW YORK                        10019
           (Address of principal executive offices)            (Zip Code)


        Registrant's telephone number, including area code: 212-739-1000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01.   OTHER EVENTS.

On March 21, 2008, Comverse Technology, Inc. (the "Company") received a "Wells Notice" from the staff of the United States Securities and Exchange Commission (the "Commission") arising out of its investigation of the Company's past stock option grant practices and certain unrelated accounting matters. These matters were the subject of a previously disclosed investigation by a Special Committee of the Company's Board of Directors. The Wells Notice provides notification that the staff of the Commission intends to recommend that the Commission bring a civil action against the Company alleging violations of certain provisions of U.S. securities laws.

Under the process established by the Commission, recipients of a Wells Notice have the opportunity to respond before the staff makes a formal recommendation to the Commission regarding what action, if any, should be brought by the Commission. In connection with the contemplated recommendation, the staff may seek remedies including, among other things, a civil penalty. The Company intends to provide a written submission to the Commission in response to the Wells Notice before any recommendation is made to the Commission. The Company continues to cooperate with the staff with respect to the alleged violations and possible resolution of the matters in question, but there can be no assurance that the Commission will not bring an enforcement action against the Company.

                                   **********

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains "forward-looking statements" under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that any forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could affect the Company include: the results of the investigation of the Special Committee, appointed by the Board of Directors on March 14, 2006, of matters relating to the Company's stock option grant practices and other accounting matters, including errors in revenue recognition, errors in the recording of deferred tax accounts, expense misclassification, the possible misuse of accounting reserves and the understatement of backlog; the impact of any restatement of financial statements of the Company or other actions that may be taken or required as a result of such investigation or as result of the Company's VSOE evaluation; the Company's inability to file reports with the Securities and Exchange Commission; the effects of the delisting of the Company's Common Stock from NASDAQ and the quotation of the Company's Common Stock in the "Pink Sheets," including any adverse effects relating to the trading of the stock due to, among other things, the absence of market makers; risks relating to the Company's ability to relist its Common Stock on NASDAQ; risks relating to alleged defaults under the Company's ZYPS indentures, including acceleration of repayment; risks of litigation (including the pending securities class action and derivative lawsuits and any potential civil injunctive action by the Securities and Exchange Commission) and of governmental investigations or proceedings arising out of or related to the Company's stock option practices or any other accounting irregularities or any restatement of the financial statements of the Company, including the direct and indirect costs of such investigations and restatement; risks related to Verint Systems Inc's. merger with Witness Systems, Inc., including risks associated with integrating the businesses and employees of Witness; risks associated with integrating the businesses and employees of the Global Software Services division acquired from CSG Systems International, Netcentrex S.A. and Netonomy, Inc.; changes in the demand for the Company's products; changes in capital spending among the Company's current and prospective customers; the risks associated with the sale of large, complex, high capacity systems and with new product introductions as well as the uncertainty of customer acceptance of these new or enhanced products from either the Company or its competition; risks associated with rapidly changing technology and the ability of the Company to introduce new products on a timely and cost-effective basis; aggressive competition may force the Company to reduce prices; a failure to compensate any decrease in the sale of the Company's traditional products with a corresponding increase in sales of new products;


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risks associated with changes in the competitive or regulatory environment in which the Company operates; risks associated with prosecuting or defending allegations or claims of infringement of intellectual property rights; risks associated with significant foreign operations and international sales and investment activities, including fluctuations in foreign currency exchange rates, interest rates, and valuations of public and private equity; the volatility of macroeconomic and industry conditions and the international marketplace; the risk of declines in information technology spending; risks associated with the Company's ability to retain existing personnel and recruit and retain qualified personnel; and other risks described in filings with the Securities and Exchange Commission. The Company undertakes no commitment to update or revise forward-looking statements except as required by law.

































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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        COMVERSE TECHNOLOGY, INC.

                                        By: /s/ Cynthia Shereda
                                            -----------------------------------
                                        Name: Cynthia Shereda
                                        Title: Executive Vice President and
                                               General Counsel



March 24, 2008